Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Third Quarter Fiscal 2019 Results
Net Income Attributable to The RMR Group Inc. of $0.36 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.53 Per Diluted Share
_____________________________________________________________________________
Newton, MA (August 9, 2019). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2019.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2019 results:
“In the third fiscal quarter, we generated net income of $13.4 million, Adjusted EBITDA of $26.5 million, a sequential quarter increase of 7.2%, and Adjusted EBITDA Margin of 56.6%, a sequential quarter increase of 250 basis points. The sequential quarter increases in Adjusted EBITDA and Adjusted EBITDA Margin are a result of acquisition activity at Industrial Logistics Properties Trust and the on-going repositioning efforts at certain of our Client Companies.
In June, Hospitality Properties Trust, or HPT, agreed to acquire a net leased portfolio from Spirit MTA REIT, or SMTA, for $2.4 billion. In addition to being accretive to HPT, this transaction, which is expected to close by the end of our fiscal year end on September 30, 2019, is expected to result in over $12 million in annual management services revenues for RMR.

We also recently helped facilitate an equity offering of approximately 7.9 million RMR shares of class A common stock on behalf of three of our Managed Equity REITs, which more than doubled the public float of our class A common stock and should result in enhanced liquidity for our shareholders.

Finally, at the close of the third fiscal quarter, our balance sheet continues to leave us well positioned to assess strategic opportunities for future growth, with $377.1 million of cash on hand and no debt.”
Third Quarter Fiscal 2019 Highlights:

•	Total management and advisory services revenues for the quarter ended June 30, 2019 were $44.4 million, compared to $48.4 million for the quarter ended June 30, 2018.

•	The RMR Group Inc. earned management services revenues for the three months ended June 30, 2019 and 2018 from the following sources (dollars in thousands):

	Three Months Ended June 30,
	2019		2018
Managed Equity REITs (1)	$35,785	82.0%	$39,706	83.9%
Managed Operators (2)	6,534	15.0%	6,966	14.7%
Other	1,322	3.0%	656	1.4%
Total	$43,641	100.0%	$47,328	100.0%

(1)
Managed Equity REITs for the periods presented includes: Hospitality Properties Trust (HPT), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI), Select Income REIT (SIR), until its merger with OPI on December 31, 2018, and Senior Housing Properties Trust (SNH).

(2)
Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (formerly known as TravelCenters of America LLC) (TA). On August 1, 2019, TravelCenters of America LLC converted from a Delaware limited liability company into a Maryland corporation and effected a 1:5 reverse stock split.

•
For the three months ended June 30, 2019, net income was $13.4 million and net income attributable to The RMR Group Inc. was $5.8 million, or $0.36 per diluted share, compared to net income of $19.4 million and net income attributable to The RMR Group Inc. of $8.4 million, or $0.52 per diluted share, for the three months ended June 30, 2018.

•
For the three months ended June 30, 2019, adjusted net income attributable to The RMR Group Inc. was $8.6 million, or $0.53 per diluted share, compared to $9.3 million, or $0.58 per diluted share, for the three months ended June 30, 2018. The adjustments to net income attributable to The RMR Group Inc. this quarter included $2.3 million, or $0.14 per diluted share, of impairment losses on its investment in Tremont Mortgage Trust, or TRMT, $0.3 million, or $0.02 per diluted share, of unrealized losses on an equity method investment accounted for under the fair value option, and $0.1 million, or $0.01 per diluted share, of separation costs. The adjustments to net income attributable to The RMR Group Inc. for the fiscal third quarter last year were primarily related to separation costs of $0.7 million, or $0.04 per diluted share, and transaction and acquisition related costs of $0.3 million, or $0.02 per diluted share.

•
For the three months ended June 30, 2019, Adjusted EBITDA was $26.5 million and Adjusted EBITDA Margin was 56.6%, compared to Adjusted EBITDA of $28.5 million and Adjusted EBITDA Margin of 56.1% for the three months ended June 30, 2018.

•	As of June 30, 2019, The RMR Group Inc. had $377.1 million in cash and cash equivalents with no outstanding debt obligations.

•
On December 22, 2017, the U.S government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act, or the Tax Act. The Tax Act significantly revised the U.S. corporate income tax system by, among other things, lowering corporate income tax rates. Since The RMR Group Inc. has a September 30 fiscal year end, its corporate income tax rates were phased in for our 2018 fiscal year, resulting in a federal statutory tax rate of approximately 24.5% for the fiscal year 2018. The federal statutory tax rate for fiscal year 2019 is 21.0%.

•	As of June 30, 2019, The RMR Group Inc. had $30.6 billion total assets under management compared to total assets under management of $30.0 billion as of June 30, 2018.

Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin for each of the three months ended June 30, 2019 and 2018 are presented later in this press release.
Total Assets Under Management:
The calculation of total assets under management primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and the RMR Office Property Fund LP, the managed assets of RMR Real Estate Income Fund and the equity of TRMT. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization, determined monthly. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ending September 30, 2018, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2019 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, August 16, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132496.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal third quarter ended June 30, 2019 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of June 30, 2019, The RMR Group LLC had approximately $30.6 billion of total assets under management, including over 1,500 properties, and employed approximately 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had more than 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Management services(1)	$43,641	$47,328	$133,729	$142,457
Incentive business management fees	—	—	120,094	155,881
Advisory services	802	1,045	2,345	3,492
Total management and advisory services revenues	44,443	48,373	256,168	301,830
Reimbursable compensation and benefits	13,583	13,711	40,868	38,076
Other client company reimbursable expenses(2)	85,689	—	257,088	—
Total reimbursable costs	99,272	13,711	297,956	38,076
Total revenues	143,715	62,084	554,124	339,906

Expenses:
Compensation and benefits	28,530	28,606	85,523	82,876
Equity based compensation	1,334	2,347	4,349	5,802
Separation costs	239	1,739	7,050	2,358
Total compensation and benefits expense	30,103	32,692	96,922	91,036
General and administrative	7,670	6,551	22,112	20,281
Other client company reimbursable expenses(2)	85,689	—	257,088	—
Transaction and acquisition related costs	42	775	273	917
Depreciation and amortization	250	244	762	996
Total expenses	123,754	40,262	377,157	113,230
Operating income	19,961	21,822	176,967	226,676
Interest and other income	2,408	1,223	6,402	3,083
Tax receivable agreement remeasurement	—	—	—	24,710
Impairment loss on Tremont Mortgage Trust investment	(6,213)	—	(6,213)	—
Unrealized loss on equity method investment accounted for under the fair value option	(731)	—	(2,978)	—
Equity in earnings (losses) of investees	174	(134)	318	(568)
Income before income tax expense	15,599	22,911	174,496	253,901
Income tax expense	(2,226)	(3,462)	(24,335)	(55,486)
Net income	13,373	19,449	150,161	198,415
Net income attributable to noncontrolling interest	(7,524)	(11,068)	(83,935)	(110,558)
Net income attributable to The RMR Group Inc.	$5,849	$8,381	$66,226	$87,857

Weighted average common shares outstanding - basic	16,137	16,087	16,126	16,072
Weighted average common shares outstanding - diluted	16,149	16,135	16,142	16,111

Net income attributable to The RMR Group Inc. per common share - basic(3)	$0.36	$0.52	$4.08	$5.43
Net income attributable to The RMR Group Inc. per common share - diluted(3)	$0.36	$0.52	$4.08	$5.42

(1)
Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of June 30, 2019 and 2018, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of June 30,
REIT	Primary Strategy	2019	2018
HPT	Hotels and travel centers	$8,251,377	$8,874,447
ILPT	Industrial and logistics properties	2,492,044	1,496,199
OPI	Office properties primarily leased to single tenants, including the government (b)	4,237,239	3,457,505
SIR	Office properties primarily leased to single tenants (b)	—	3,446,029
SNH	Senior living, medical office and life science properties	5,756,149	8,006,840
		$20,736,809	$25,281,020

(a)
The basis on which our base business management fees are calculated for the three and nine months ended June 30, 2019 and 2018 may differ from the basis at the end of the periods presented in the table above. As of June 30, 2019, the market capitalization was lower than the historical costs of assets under management for HPT, OPI, and SNH; the historical costs of assets under management for HPT, OPI and SNH as of June 30, 2019, were $10,273,728, $6,436,790 and $8,693,199, respectively. For ILPT, the historical costs of assets under management were lower than their market capitalization of $2,718,871, calculated as of June 30, 2019.

(b)	SIR merged with and into OPI (formerly named Government Properties Income Trust) on December 31, 2018 with OPI continuing as the surviving entity.

(2)
Reflects the prospective adoption of Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, which has been codified as Accounting Standard Codification, or ASC, 606, effective October 1, 2018. Under ASC 606, beginning October 1, 2018, The RMR Group Inc. accounts for the costs of services provided by third parties to its Client Companies, and the related reimbursement, on a gross basis.

(3)	The RMR Group Inc. calculates earnings per share using the two-class method as calculated below:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Basic EPS
Numerator:
Net income attributable to The RMR Group Inc.	$5,849	$8,381	$66,226	$87,857
Income attributable to unvested participating securities	(37)	(45)	(437)	(518)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	$5,812	$8,336	$65,789	$87,339
Denominator:
Weighted average common shares outstanding - basic	16,137	16,087	16,126	16,072
Net income attributable to The RMR Group Inc. per common share - basic	$0.36	$0.52	$4.08	$5.43

Diluted EPS
Numerator:
Net income attributable to The RMR Group Inc.	$5,849	$8,381	$66,226	$87,857
Income attributable to unvested participating securities	(37)	(45)	(437)	(518)
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$5,812	$8,336	$65,789	$87,339
Denominator:
Weighted average common shares outstanding - basic	16,137	16,087	16,126	16,072
Dilutive effect of incremental unvested shares	12	48	16	39
Weighted average common shares outstanding - diluted	16,149	16,135	16,142	16,111
Net income attributable to The RMR Group Inc. per common share - diluted	$0.36	$0.52	$4.08	$5.42

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliation below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended June 30, 2019 and 2018 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended June 30, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$5,849	$0.36
Impairment loss on TRMT investment(1)	2,343	0.14
Unrealized loss on equity method investment accounted for under the fair value option(2)	276	0.02
Separation costs(3)	90	0.01
Transaction and acquisition related costs(4)	16	—
Adjusted net income attributable to The RMR Group Inc.	$8,574	$0.53

(1)	Includes $6,213 in impairment losses on our TRMT investment, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 14.3%.

(2)	Includes $731 in unrealized losses on our investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 14.3%.

(3)	Includes $239 of separation costs related to a former officer, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 14.3%.

(4)	Includes $42 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest net of tax at a rate of approximately 14.3%.

	Three Months Ended June 30, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,381	$0.52
Separation costs(1)	660	0.04
Transaction and acquisition related costs(2)	285	0.02
Adjusted net income attributable to The RMR Group Inc.	$9,326	$0.58

(1)
Includes $1,739 of separation costs and $55 from the acceleration of unvested common share awards related to a former officer, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 15.0%.

(2)	Includes $775 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and net of tax at a rate of approximately 15.0%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$13,373	$19,449	$150,161	$198,415
Plus: income tax expense	2,226	3,462	24,335	55,486
Plus: depreciation and amortization	250	244	762	996
EBITDA	15,849	23,155	175,258	254,897
Plus: other asset amortization	2,354	2,354	7,062	7,062
Plus: operating expenses paid in The RMR Group Inc.'s common shares	1,237	314	2,180	2,298
Plus: separation costs	239	1,739	7,050	2,358
Plus: transaction and acquisition related costs	42	775	273	917
Plus: business email compromise fraud costs	—	—	—	225
Plus: impairment loss on TRMT investment	6,213	—	6,213	—
Plus: unrealized loss on equity method investment accounted for under the fair value option	731	—	2,978	—
Less: tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act	—	—	—	(24,710)
Less: incentive business management fees earned	—	—	(120,094)	(155,881)
Certain other net adjustments	(177)	115	(325)	77
Adjusted EBITDA	$26,488	$28,452	$80,595	$87,243

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$46,797	$50,727	$143,136	$153,011
Adjusted EBITDA	$26,488	$28,452	$80,595	$87,243
Adjusted EBITDA Margin	56.6%	56.1%	56.3%	57.0%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2019 and 2018 or $7,062 for each of the nine months ended June 30, 2019 and 2018, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 and $155,881 that The RMR Group Inc. recognized under GAAP during the nine months ended June 30, 2019 and 2018, respectively, which were earned for the calendar years 2018 and 2017, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$377,113	$256,848
Due from related parties	75,028	28,846
Prepaid and other current assets	7,380	10,392
Total current assets	459,521	296,086

Property and equipment, net	2,172	2,589
Due from related parties, net of current portion	5,488	8,183
Equity method investment	6,608	7,051
Equity method investment accounted for under the fair value option	5,404	—
Goodwill	1,859	1,859
Intangible assets, net of amortization	336	375
Deferred tax asset	26,019	25,726
Other assets, net of amortization	155,497	162,559
Total assets	$662,904	$504,428

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$94,648	$28,307
Total current liabilities	94,648	28,307
Long term portion of deferred rent payable, net of current portion	1,395	1,229
Amounts due pursuant to tax receivable agreement, net of current portion	32,048	32,048
Employer compensation liability, net of current portion	5,488	8,183
Total liabilities	133,579	69,767

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,239,503 and 15,229,957 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	102,847	99,239
Retained earnings	249,103	182,877
Cumulative other comprehensive income	—	82
Cumulative common distributions	(66,511)	(49,467)
Total shareholders’ equity	285,470	232,762
Noncontrolling interest	243,855	201,899
Total equity	529,325	434,661
Total liabilities and equity	$662,904	$504,428

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that in the third fiscal quarter, RMR generated net income of $13.4 million, Adjusted EBITDA of $26.5 million, a sequential quarter increase of 7.2%, and Adjusted EBITDA Margin of 56.6%, a sequential quarter increase of 250 basis points. He also states that the sequential quarter increases in Adjusted EBITDA and Adjusted EBITDA Margin are a result of acquisition activity at Industrial Logistics Properties Trust and the on-going repositioning efforts at certain of RMR’s Client Companies. These statements may imply that RMR’S Adjusted EBITDA and Adjusted EBITDA Margin may continue to grow in future periods and that the acquisition activity and the on-going repositioning efforts at certain of RMR’s Client Companies will be successful. However, RMR’s business is subject to various risks, including risks outside its control. In addition, the on-going repositioning efforts at certain of the Client Companies may not be successful and the fees RMR earns from those Client Companies may decline or not meet expectations as a result. Accordingly, RMR’s Adjusted EBITDA and Adjusted EBITDA Margin may not grow in future periods and could decline;

•
Mr. Portnoy also states that, in June 2019, HPT agreed to acquire a net leased portfolio from SMTA for $2.4 billion, which is expected to close by the end of RMR’s fiscal year end on September 30, 2019 and is expected to result in over $12 million in annual management services revenues for RMR. This transaction is subject to closing conditions, including the approval by at least a majority of SMTA’s shareholders. Accordingly, this transaction may not be consummated or it may be delayed. Also, the expected increase in annual management services revenues may not be realized at the amounts expected or at all. Further, RMR expects to incur additional costs to provide management services for these properties and those costs may limit or offset any increased fees it may earn;

•
Mr. Portnoy states that the SMTA transaction is expected to be accretive to HPT, which may imply that HPT will realize increased profitability and higher market capitalizations and that RMR’s business management fees it earns from HPT will increase as a result. However, as noted above, SMTA’s transaction is subject to conditions. Further, HPT’s business, the SMTA properties that HPT would acquire and the businesses conducted at those properties are subject to risks. HPT may not realize increased profits as a result of acquiring those businesses. Even if HPT does realize profits from those properties, its other businesses could underperform and limit or prevent any gain in market capitalization HPT might otherwise realize. Accordingly, RMR may not realize increased business management fees as a result of the SMTA transaction, if it is completed;

•
Mr. Portnoy notes that the recent equity offering of RMR class A common stock by three of RMR’s Managed Equity REITs more than doubled RMR’s nonaffiliated public float of its class A common stock and that this should result in enhanced liquidity for RMR’s shareholders. However, the trading liquidity for RMR’s class A common stock will be subject to various market conditions and factors as well as market perceptions of RMR and its prospects, among other things. As a result, increased trading liquidity may not be realized, may be limited or may be unpredictable and volatile; and

•
Mr. Portnoy states that RMR’s balance sheet continues to leave RMR well positioned to assess strategic opportunities for future growth. This statement may imply that RMR will successfully assess and act upon strategic opportunities for future growth and that RMR’s business will grow and that its operating performance and financial results will improve as a result. However, RMR’s assessments and efforts may not be successful, it may not grow its operating performance and financial results may not improve, and it may realize losses as a result.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
[END]